Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - CROWE, LLP

We consent to the incorporation by reference in Registration Statement Number 333-150981 on Form S-8 of Peapack-Gladstone Financial Corporation of our report dated June 27, 2025 appearing in the Annual Report on Form 11-K of the Peapack Private Employees’ Savings and Investment Plan (f/k/a Peapack-Gladstone Bank Employees’ Savings and Investment Plan) for the year ended December 31, 2025.

/s/ Crowe LLP
Crowe LLP

Oakbrook Terrace, Illinois

June 23, 2026